500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Media Contact: Misty Albrecht
July 28, 2025	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc., Announces Financial Results for Q2 2025

Baton Rouge, La. (July 28, 2025) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended June 30, 2025. Business First reported net income available to common shareholders of $20.8 million or $0.70 per diluted common share, increases of $1.6 million and $0.05, respectively, compared to the linked quarter ended March 31, 2025. On a non-GAAP basis, core net income for the quarter ended June 30, 2025, which excludes certain income and expenses, was $19.5 million or $0.66 per diluted common share, an increase of $0.2 million and $0.01, from the linked quarter.

“Between our latest partnership announcement, successful core conversion and legacy branch repositioning, this was a quarter that positions us for continued growth and development in the coming quarters and years," said Jude Melville, chairman, president and CEO of Business First Bancshares, "I’m especially proud that our team conducted these productive operational activities while continuing to post consistent earnings and healthy balance sheet growth including our tangible book value and capital levels. We look forward to converting our Oakwood franchise systems late in the third quarter and competing from a position of strength in the Dallas market as a fully integrated team."

On Thursday, July 24, 2025, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the second quarter in the amount of $0.14 per share of common stock. The preferred and common dividends will be paid on August 31, 2025, or as soon thereafter as practicable, to the shareholders of record as of August 15, 2025.

b1BANK.com

Quarterly Highlights

•Sustained Core Performance. Return to common shareholders on average assets, on an annualized basis, was 1.07% for the quarter ended June 30, 2025, or 1.01% on a non-GAAP basis, compared to 1.00% or 1.01% on a non-GAAP basis for the linked quarter.

•Capital Growth. Common equity to total assets increased from 9.69% to 9.77% and tangible common equity to tangible assets increased from 8.06% to 8.19%, 1.61% or 6.47% annualized, compared to the linked quarter, driven largely by solid quarterly earnings. On a non-GAAP basis, tangible book value per common share increased to $28.61 as of June 30, 2025, a 77 basis point increase, 3.70% or 14.82% annualized, compared to the linked quarter.

•Branch Optimization. In early April, Business First sold a banking branch located in Kaplan, LA (Kaplan) resulting in a net capital injection of $3.4 million. The transaction included a sale of $50.7 million of deposits for an 8.0% purchase premium. The sale is estimated to result in $750,000 lower annual operating cost.

•Core Conversion. Business First successfully converted its core processing for loans, deposits, and the general ledger to Fidelity Information Systems ("FIS") to improve capabilities and efficiencies for future growth.

•Stable Net Interest Margin (NIM). Net interest income totaled $67.0 million and net interest margin and net interest spread were 3.68% and 2.88%, respectively, compared to $66.0 million, 3.68% and 2.91% for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $0.8 million) were 3.64% and 2.84% for the quarter ended June 30, 2025, compared to 3.64% and 2.86% (excluding loan discount accretion of $0.8 million) for the linked quarter. Net interest margin for the quarter was impacted by excess funding utilized during the core conversion (~3 basis points, "bps") and incremental funding cost associated with replacing the Kaplan deposit portfolio (~2 bps).

b1BANK.com

•Progressive Bank Acquisition. On July 7, 2025, Business First executed a definitive agreement to acquire Progressive Bancorp, Inc. (“Progressive”) and its wholly-owned bank subsidiary, Progressive Bank. As of March 31, 2025, Progressive reported total assets of $752 million, deposits of $673 million, and equity of $65 million.

Statement of Financial Condition

Loans

Loans held for investment increased $66.7 million or 1.12%, 4.48% annualized. The commercial and commercial real estates portfolios increased $98.8 million and $61.6 million, respectively, compared to the linked quarter. The construction portfolio declined $33.4 million, or 5.27% compared to the linked quarter. Texas-based loans represented approximately 40% of the overall loan portfolio as of June 30, 2025, based on unpaid principal balance.

Credit Quality

Credit quality metrics migrated upwards compared to the linked quarter. The ratio of nonperforming loans compared to loans held for investment increased 28 bps to 0.97% at June 30, 2025, while the ratio of nonperforming assets compared to total assets increased 21 bps to 0.76% compared to the linked quarter. The commercial real estate, commercial, and residential real estate portfolios encompass approximately $22.5 million, $20.8 million, and $7.5 million, respectively, of the $56.4 million nonaccrual balance at June 30, 2025.

Securities

The securities portfolio increased $5.9 million, or 0.64%, from the linked quarter, impacted by $6.4 million in positive fair value adjustments. The securities portfolio, based on estimated fair value, represented 11.83% of total assets as of June 30, 2025.

b1BANK.com

Deposits
Deposits decreased $38.5 million or 0.60%, 2.39% annualized, for the quarter ended June 30, 2025, compared to the linked quarter. Excluding the $50.7 million in deposits transferred in the Kaplan sale, deposits increased $12.1 million or 0.19%, 0.76% annualized.

Noninterest bearing deposits increased $102.4 million or 7.83% and interest-bearing deposits decreased $140.9 million or 10.77%. The portfolio was impacted by various transactions during the quarter. The money market portfolio was affected by approximately $62.8 million of withdrawals from financial institutional accounts with a weighted average rate of 4.45%. These withdrawals were replaced with more efficient brokered certificates of deposits (CDs). The Kaplan sale accounted for reductions of approximately $41.5 million in interest bearing deposits and $9.2 million in noninterest bearing deposits. Some of the migration was mitigated through successful retail CD promotion offers which generated $43.0 million increase in the portfolio. Additionally, the noninterest bearing portfolio benefited from a short-term inflow of approximately $60 million in deposits which subsequently were withdrawn after quarter end.

Borrowings
Borrowings increased $179.0 million or 41.25%, from the linked quarter due primarily to an increase in short-term Federal Home Loan Bank advances. Additional liquidity was utilized during the quarter as Business First's main correspondent banking relationship was changed during the core conversion process, as well as borrowings for short-term deposit fluctuations.
Shareholders’ Equity

Shareholders' equity increased $22.1 million or 2.68% during the quarter ended June 30, 2025. Accumulated other comprehensive income (AOCI) increased $5.1 million or 9.61%, during the quarter due to positive after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $26.23 at June 30, 2025, compared to $25.51 at March 31, 2025, due to strong earnings and positive fair value adjustments. On a non-GAAP basis, tangible book value per common share increased from $20.84 at the linked quarter to $21.61 at June 30, 2025, 3.70% or 14.82% annualized.

b1BANK.com

Results of Operations
Net Interest Income

For the quarter ended June 30, 2025, net interest income totaled $67.0 million, compared to $66.0 million from the linked quarter. Loan and interest-earning asset yields of 6.96% and 6.31%, decreased 3 and 4 bps, respectively, compared to 6.99% and 6.35% from the linked quarter. Net interest margin and net interest spread were 3.68% and 2.88% compared to 3.68% and 2.91% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, declined 4 bps from 2.82% to 2.78% for the quarter ended June 30, 2025, despite the sale of $50.7 million in deposits associated with the Kaplan, LA banking branch sale in April (~2 bps reduction in margin). Additionally, margin was also negatively impacted by ~3 bps due to excess cash carried during the transfer of our primary correspondent banking relationship through the core conversion process.

Non-GAAP net interest income (excluding loan discount accretion of $0.8 million) totaled $66.3 million for the quarter ended June 30, 2025, compared to $65.2 million (excluding loan discount accretion of $0.8 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $0.8 million) were 3.64% and 2.84%, respectively, for the quarter ended June 30, 2025, compared to 3.64% and 2.86% (excluding loan discount accretion of $0.8 million) for the linked quarter.
Provision for Credit Losses
During the quarter ended June 30, 2025, Business First recorded a provision for credit losses of $2.2 million, compared to $2.8 million from the linked quarter. The current quarter’s reserve was largely impacted by an additional $1.6 million reserve on a loan transferred to nonaccrual status. At June 30, 2025, the ratio of allowance for credit losses to loans held for investment ratio was 1.02%, compared to 1.01% the linked quarter.

Other Income
For the quarter ended June 30, 2025, other income increased $1.2 million or 8.99%, compared to the linked quarter. The net increase was largely attributable to a $3.4 million gain on the Kaplan sale, offset largely by a $1.0 million reduction in equity investment income, and a $475,000 reduction in gain on sale of Small Business Administration (SBA) loans.

b1BANK.com

Other Expenses
For the quarter ended June 30, 2025, other expenses increased $628,000 or 1.24%, compared to the linked quarter. The increase was largely attributable to a $2.1 million increase in data processing expenses, of which $1.0 million was associated with core conversion expenses, offset by a $1.2 million reduction in salaries and benefits largely due to lower incentive-based expenses.

Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.07% and 10.87% for the quarter ended June 30, 2025, compared to 1.00% and 10.48%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.01% and 10.23% for the quarter ended June 30, 2025, compared to 1.01% and 10.53%, for the linked quarter.

Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Monday, July 28, 2025, at 9:00 a.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 2799880, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/jqbmtwns. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $7.9 billion in assets, $5.4 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. b1BANK is a 2024 Mastercard “Innovation Award” winner and multiyear winner of American Banker Magazine’s “Best Banks to Work For.” Visit b1BANK.com for more information.

b1BANK.com

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

b1BANK.com

Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional Information and Where to Find It
This communication is being made with respect to the proposed transaction involving Business First and Progressive. This material is not a solicitation of any vote or approval of the Progressive shareholders and is not a substitute for the proxy statement/prospectus or any other documents that Business First and Progressive may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Business First will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of Progressive and a prospectus of Business First, as well as other relevant documents concerning the proposed transaction. Before making any voting or investment decision, investors and shareholders are urged to read carefully the Registration Statement and the proxy statement/prospectus regarding the proposed transaction, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Progressive will mail the proxy statement/prospectus to its shareholders.

b1BANK.com

Shareholders are also urged to carefully review and consider Business First’s public filings with the SEC, including, but not limited to, its proxy statements, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Business First, may be obtained, free of charge, as they become available at the SEC’s website at www.sec.gov. You will also be able to obtain these documents when they are filed, free of charge, from Business First at www.b1BANK.com. Copies of the proxy statement/prospectus can also be obtained, when they become available, free of charge, by directing a request to Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, LA 70801, Attention: Corporate Secretary, Telephone: 225-248-7600.

Participants in the Solicitation
Business First, Progressive and certain of their respective directors, executive officers and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of Progressive’s shareholders in connection with the proposed transaction. Information about Business First’s directors and executive officers is available in its definitive proxy statement relating to its 2025 annual meeting of shareholders, which was filed with the SEC on April 9, 2025, and other documents filed by Business First with the SEC. Other information regarding the persons who may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of Progressive’s shareholders in connection with the proposed transaction, and a description of their direct and indirect interests, by holdings or otherwise, will be contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Investor Relations Contact:

Gregory Robertson	Matt Sealy
337.721.2701	225.388.6116
Gregory.Robertson@b1bank.com	Matt.Sealy@b1bank.com

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

Balance Sheet Ratios

Loans (HFI) to Deposits	94.21%	92.61%	97.80%
Shareholders' Equity to Assets Ratio	10.67%	10.61%	9.91%

Loans Receivable Held for Investment (HFI)

Commercial	$1,960,974	$1,862,176	$1,520,392
Real Estate:
Commercial	2,533,761	2,472,121	2,198,119
Construction	600,292	633,698	637,466
Residential	879,891	934,357	743,876
Total Real Estate	4,013,944	4,040,176	3,579,461
Consumer and Other	72,732	78,567	62,999
Total Loans (Held for Investment)	$6,047,650	$5,980,919	$5,162,852

Allowance for Loan Losses

Balance, Beginning of Period	$56,863	$54,840	$41,165
Oakwood - PCD ALLL	—	—	—
Charge-Offs - Quarterly	(921)	(1,648)	(1,426)
Recoveries - Quarterly	99	671	91
Provision for Loan Losses - Quarterly	2,455	3,000	1,582
Balance, End of Period	$58,496	$56,863	$41,412

Allowance for Loan Losses to Total Loans (HFI)	0.97%	0.95%	0.80%
Allowance for Credit Losses to Total Loans (HFI)/(1)	1.02%	1.01%	0.86%
Net Charge-Offs (Recoveries) to Average Quarterly Total Loans	0.01%	0.02%	0.03%

Remaining Loan Purchase Discount	$10,099	$11,322	$9,690

Nonperforming Assets

Nonperforming
Nonaccrual Loans	$56,377	$35,915	$21,008
Loans Past Due 90 Days or More	2,467	5,635	1,355
Total Nonperforming Loans	58,844	41,550	22,363
Other Nonperforming Assets:
Other Real Estate Owned	1,473	1,282	1,983
Other Nonperforming Assets	—	—	—
Total other Nonperforming Assets	1,473	1,282	1,983
Total Nonperforming Assets	$60,317	$42,832	$24,346

Nonperforming Loans to Total Loans (HFI)	0.97%	0.69%	0.43%
Nonperforming Assets to Total Assets	0.76%	0.55%	0.36%

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Per Share Data

Basic Earnings per Common Share	$0.70	$0.65	$0.63	$1.36	$1.11
Diluted Earnings per Common Share	0.70	0.65	0.62	1.35	1.10
Dividends per Common Share	0.14	0.14	0.14	0.28	0.28
Book Value per Common Share	26.23	25.51	23.24	26.23	23.24

Average Common Shares Outstanding	29,517,495	29,329,668	25,265,495	29,354,228	25,196,079
Average Diluted Common Shares Outstanding	29,586,975	29,545,921	25,395,614	29,500,061	25,412,142
End of Period Common Shares Outstanding	29,602,970	29,572,297	25,502,175	29,602,970	25,502,175

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.07%	1.00%	0.95%	1.04%	0.84%
Return to Common Shareholders on Average Common Equity (1)	10.87%	10.48%	10.94%	10.68%	9.73%
Net Interest Margin (1)	3.68%	3.68%	3.45%	3.68%	3.39%
Net Interest Spread (1)	2.88%	2.91%	2.47%	2.90%	2.42%
Efficiency Ratio (2)	62.83%	63.85%	65.14%	63.33%	67.37%

Total Quarterly/Year-to-Date Average Assets	$7,791,372	$7,750,982	$6,711,173	$7,771,289	$6,689,350
Total Quarterly/Year-to-Date Average Common Equity	765,884	742,930	583,184	754,470	580,414

Other Expenses

Salaries and Employee Benefits	$28,317	$29,497	$25,523	$57,814	$50,939
Occupancy and Bank Premises	3,119	3,401	2,634	6,520	5,148
Depreciation and Amortization	2,076	2,152	1,742	4,228	3,418
Data Processing	5,321	3,236	2,641	8,557	5,220
FDIC Assessment Fees	861	1,184	874	2,045	1,702
Legal and Other Professional Fees	1,093	1,013	1,042	2,106	1,908
Advertising and Promotions	1,088	1,291	966	2,379	2,111
Utilities and Communications	743	733	718	1,476	1,392
Ad Valorem Shares Tax	1,125	1,125	900	2,250	1,800
Directors' Fees	193	279	268	472	550
Other Real Estate Owned Expenses and Write-Downs	27	23	71	50	108
Merger and Conversion-Related Expenses	210	250	409	460	749
Other	7,033	6,394	5,322	13,427	10,587
Total Other Expenses	$51,206	$50,578	$43,110	$101,784	$85,632

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Other Income

Service Charges on Deposit Accounts	$2,633	$2,860	$2,537	$5,493	$4,976
Gain (Loss) on Sales of Securities	(47)	(1)	—	(48)	(1)
Debit Card and ATM Fee Income	1,958	1,858	1,950	3,816	3,726
Bank-Owned Life Insurance Income	758	808	627	1,566	1,206
Gain on Sales of Loans	781	1,256	2,460	2,037	2,599
Mortgage Origination Income	55	110	35	165	104
Fees and Brokerage Commission	1,980	2,148	1,875	4,128	3,812
Gain (Loss) on Sales of Other Real Estate Owned	56	(268)	2	(212)	65
Gain (Loss) on Disposal of Other Assets	—	155	(15)	155	(15)
Gain on Extinguishment of Debt	—	630	—	630	—
Gain on Branch Sale	3,360	—	—	3,360	—
Swap Fee Income	808	739	285	1,547	514
Pass-Through Income (Loss) from Other Investments	(246)	751	392	505	686
Other	2,319	2,180	2,028	4,499	3,890
Total Other Income	$14,415	$13,226	$12,176	$27,641	$21,562

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income (excluding security sales gains/losses) plus net interest income less gain/loss on sales of securities.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024

Assets

Cash and Due From Banks	$495,757	$312,887	$208,051
Federal Funds Sold	39,296	117,422	113,587
Securities Purchased under Agreements to Resell	25,433	50,589	—
Securities Available for Sale, at Fair Values	926,450	920,573	875,048
Mortgage Loans Held for Sale	677	—	680
Loans and Lease Receivable	6,047,650	5,980,919	5,162,852
Allowance for Loan Losses	(58,496)	(56,863)	(41,412)
Net Loans and Lease Receivable	5,989,154	5,924,056	5,121,440
Premises and Equipment, Net	79,007	81,582	68,545
Accrued Interest Receivable	36,738	33,741	30,617
Other Equity Securities	48,736	40,947	38,805
Other Real Estate Owned	1,473	1,282	1,983
Cash Value of Life Insurance	118,707	117,950	100,684
Deferred Taxes, Net	25,222	25,289	25,888
Goodwill	121,146	121,691	91,527
Core Deposit and Customer Intangibles	15,775	16,538	10,849
Other Assets	24,723	20,181	16,185

Total Assets	$7,948,294	$7,784,728	$6,703,889

Liabilities

Deposits
Noninterest-Bearing	$1,410,708	$1,308,312	$1,310,204
Interest-Bearing	5,008,943	5,149,869	4,253,466
Total Deposits	6,419,651	6,458,181	5,563,670

Securities Sold Under Agreements to Repurchase	22,557	19,046	18,445
Federal Home Loan Bank Borrowings	492,946	317,352	305,208
Subordinated Debt	92,645	92,702	99,875
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	4,829	5,356	4,517
Other Liabilities	62,226	60,779	42,644

Total Liabilities	7,099,854	6,958,416	6,039,359

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	29,603	29,572	25,502
Additional Paid-In Capital	502,046	501,609	397,851
Retained Earnings	292,629	276,045	237,031
Accumulated Other Comprehensive Loss	(47,768)	(52,844)	(67,784)

Total Shareholders' Equity	848,440	826,312	664,530

Total Liabilities and Shareholders' Equity	$7,948,294	$7,784,728	$6,703,889

b1BANK.com

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Interest Income:
Interest and Fees on Loans	$104,028	$102,992	$90,604	$207,020	$176,551
Interest and Dividends on Securities	6,906	6,614	5,933	13,520	11,532
Interest on Federal Funds Sold and Due From Banks	3,916	4,088	3,333	8,003	7,798
Total Interest Income	114,850	113,693	99,870	228,543	195,881
			—
Interest Expense:			—
Interest on Deposits	41,546	42,439	40,900	83,985	78,929
Interest on Borrowings	6,262	5,271	4,961	11,533	11,412
Total Interest Expense	47,808	47,710	45,861	95,518	90,341
			—
Net Interest Income	67,042	65,983	54,009	133,025	105,540
			—
Provision for Credit Losses	2,225	2,812	1,310	5,037	2,496
			—
Net Interest Income After Provision for Credit Losses	64,817	63,171	52,699	127,988	103,044
			—
Other Income:			—
Service Charges on Deposit Accounts	2,633	2,860	2,537	5,493	4,976
(Loss) Gain on Sales of Securities	(47)	(1)	—	(48)	(1)
Gain on Sales of Loans	781	1,256	2,460	2,037	2,599
Other Income	11,048	9,111	7,179	20,159	13,988
Total Other Income	14,415	13,226	12,176	27,641	21,562
			—
Other Expenses:			—
Salaries and Employee Benefits	28,317	29,497	25,523	57,814	50,939
Occupancy and Equipment Expense	7,162	7,356	5,717	14,518	11,074
Merger and Conversion-Related Expense	210	250	409	460	749
Other Expenses	15,517	13,475	11,461	28,992	22,870
Total Other Expenses	51,206	50,578	43,110	101,784	85,632
			—
Income Before Income Taxes	28,026	25,819	21,765	53,845	38,974
			—
Provision for Income Taxes	5,923	5,276	4,559	11,199	8,198
			—
Net Income	22,103	20,543	17,206	42,646	30,776
			—
Preferred Stock Dividends	1,350	1,350	1,350	2,700	2,700
			$—
Net Income Available to Common Shareholders	$20,753	$19,193	$15,856	$39,946	$28,076

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate

Assets
Interest Earning Assets:
Total Loans	$5,995,490	$104,028	6.96%	$5,972,120	$102,992	6.99%	$5,153,642	$90,604	7.07%
Securities	937,099	6,906	2.96%	924,693	6,614	2.90%	891,384	5,933	2.68%
Securities Purchased under Agreements to Resell	31,172	401	5.16%	50,836	651	5.19%	—	—	—%
Interest-Bearing Deposit in Other Banks	336,138	3,515	4.19%	315,750	3,436	4.41%	246,590	3,333	5.44%
Total Interest Earning Assets	7,299,899	114,850	6.31%	7,263,399	113,693	6.35%	6,291,616	99,870	6.38%
Allowance for Loan Losses	(56,934)		.	(54,711)		.	(41,450)
Noninterest- Earning Assets	548,406			542,294			461,007
Total Assets	$7,791,371	$114,850		$7,750,982	$113,693		$6,711,173	$99,870

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits
Subordinated Debt	5,029,981	41,546	3.31%	5,141,498	42,439	3.35%	4,268,207	40,900	3.85%
Subordinated Debt - Trust Preferred Securities	92,682	1,235	5.34%	97,251	1,262	5.26%	99,913	1,354	5.45%
Bank Term Funding Program	5,000	100	8.02%	5,000	99	8.03%	5,000	113	9.09%
Advances from Federal Home Loan Bank (FHLB)	447,271	4,793	4.30%	362,092	3,796	4.25%	324,691	3,372	4.18%
Other Borrowings	20,514	134	2.62%	18,321	114	2.52%	19,164	122	2.56%
Total Interest-Bearing Liabilities	$5,595,448	$47,808	3.43%	$5,624,162	$47,710	3.44%	$4,716,975	$45,861	3.91%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,292,262			$1,244,793			$1,297,085
Other Liabilities	65,847			67,167			41,999
Total Noninterest-Bearing Liabilities	1,358,109			1,311,960			1,339,084
Shareholders' Equity:
Common Shareholders' Equity	765,884			742,930			583,184
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	837,814			814,860			655,114
Total Liabilities and Shareholders' Equity	$7,791,371			$7,750,982			$6,711,173

Net Interest Spread			2.88%			2.91%			2.47%
Net Interest Income		$67,042			$65,983			$54,009
Net Interest Margin			3.68%			3.68%			3.45%

Overall Cost of Funds			2.78%			2.82%			3.07%
Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
(Dollars in thousands)	June 30, 2025			June 30, 2024
	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate	Average Outstanding Balance	Interest Earned/Interest Paid	Average Yield/Rate
Assets

Interest Earning Assets:
Total Loans	$5,983,870	$207,020	6.98%	$5,090,289	$176,551	6.97%
Securities	930,930	13,520	2.93%	890,158	11,532	2.61%
Securities Purchased under Agreements to Resell	40,950	1,052	5.18%
Interest-Bearing Deposit in Other Banks	326,000	6,951	4.30%	288,426	7,798	5.44%
Total Interest Earning Assets	7,281,750	228,543	6.33%	6,268,873	195,881	6.28%
Allowance for Loan Losses	(55,829)			(40,988)
Noninterest- Earning Assets	545,367			461,465
Total Assets	$7,771,288	$228,543		$6,689,350	$195,881

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,085,431	$83,985	3.33%	$4,170,406	$78,929	3.81%
Subordinated Debt	94,954	2,497	5.30%	99,942	2,710	5.45%
Subordinated Debt - Trust Preferred Securities	5,000	199	8.03%	5,000	226	9.09%
Bank Term Funding Program	—	—	—%	130,220	2,788	4.31%
Advances from Federal Home Loan Bank (FHLB)	404,917	8,589	4.28%	274,096	5,466	4.01%
Other Borrowings	19,424	248	2.57%	17,640	222	2.53%
Total Interest-Bearing Liabilities	$5,609,726	$95,518	3.43%	$4,697,304	$90,341	3.87%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,268,659			$1,289,948
Other Liabilities	66,503			49,754
Total Noninterest-Bearing Liabilities	1,335,162			1,339,702
Shareholders' Equity:
Common Shareholders' Equity	754,470			580,414
Preferred Equity	71,930			71,930
Total Shareholders' Equity	826,400			652,344
Total Liabilities and Shareholders' Equity	$7,771,288			$6,689,350

Net Interest Spread			2.90%			2.42%
Net Interest Income		$133,025			$105,540
Net Interest Margin			3.68%			3.39%

Overall Cost of Funds			2.80%			3.03%

Note: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Interest Income:
Interest income	$114,850	$113,693	$99,870	$228,543	$195,881
Core interest income	114,850	113,693	98,870	228,543	195,881

Interest Expense:
Interest expense	47,808	47,710	45,861	95,518	90,341
Core interest expense	47,808	47,710	45,861	95,518	90,341

Provision for Credit Losses: (b)
Provision for credit losses	2,225	2,812	1,310	5,037	2,496
Core provision expense	2,225	2,812	1,310	5,037	2,496

Other Income:
Other income	14,415	13,226	12,176	27,641	21,562
Gain on former bank premises and equipment	—	(155)	—	(155)	(50)
Loss (Gain) on sale of securities	47	1	—	48	1
Gain on extinguishment of debt	—	(630)	—	(630)	—
Gain on branch sale	(3,360)	—	—	(3,360)
Core other income	11,102	12,442	12,176	23,544	21,513

Other Expense:
Other expense	51,206	50,578	43,110	101,784	85,632
Acquisition-related expenses (2)	(570)	(679)	(419)	(1,249)	(1,134)
Core conversion expenses	(1,008)	(216)	—	(1,224)	—
Core other expense	49,628	49,683	42,691	99,311	84,498

Pre-Tax Income: (a)
Pre-tax income	28,026	25,819	21,765	53,845	38,974
Gain on former bank premises and equipment	—	(155)	—	(155)	(50)
Loss (Gain) on sale of securities	47	1	—	48	1
Gain on extinguishment of debt	—	(630)	—	(630)	—
Gain on branch sale	(3,360)			(3,360)
Acquisition-related expenses (2)	570	679	419	1,249	1,134
Core conversion expenses	1,008	216	—	1,224	—
Core pre-tax income	26,291	25,930	22,184	52,221	40,059

Provision for Income Taxes: (1)
Provision for income taxes	5,923	5,276	4,559	11,199	8,198
Tax on gain on former bank premises and equipment	—	(33)	—	(33)	(11)
Tax on loss (gain) on sale of securities	10	—	—	10	—

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Tax on gain on extinguishment of debt	—	(133)	—	(133)	—
Tax on gain on branch sale	(833)			(833)
Tax on acquisition-related expenses (2)	103	143	2	246	91
Tax on core conversion expenses	213	46	—	259	—
Core provision for income taxes	5,416	5,299	4,561	10,715	8,278

Preferred Dividends:
Preferred dividends	1,350	1,350	1,350	2,700	2,700
Core preferred dividends	1,350	1,350	1,350	2,700	2,700

Net Income Available to Common Shareholders
Net income available to common shareholders	20,753	19,193	15,856	39,946	28,076

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Gain on former bank premises and equipment, net of tax	—	(122)	—	(122)	(39)
Loss (Gain) on sale of securities, net of tax	37	1	—	38	1
Gain on extinguishment of debt, net of tax	—	(497)	—	(497)	—
Gain on branch sale, net of tax	(2,527)	—		(2,527)
Acquisition-related expenses (2), net of tax	467	536	417	1,003	1,043
Core conversion expenses, net of tax	795	170	—	965	—
Core net income available to common shareholders	$19,525	$19,281	$16,273	$38,806	$29,081

Pre-tax, Pre-provision Earnings Available to Common Shareholders (a+b)	$30,251	$28,631	$23,075	$58,882	$41,470
Gain on former bank premises and equipment	—	(155)	—	(155)	(50)
Loss (Gain) on sale of securities	47	1	—	48	1
Gain on extinguishment of debt	—	(630)	—	(630)	—
Gain on branch sale	(3,360)			(3,360)
Acquisition-related expenses (2)	570	679	419	1,249	1,134
Core conversion expenses	1,008	216	—	1,224	—
Core pre-tax, pre-provision earnings	$28,516	$28,742	$23,494	$57,258	$42,555

Average Diluted Common Shares Outstanding	29,586,722	29,545,921	25,395,614	29,500,061	25,412,142

Diluted Earnings Per Common Share
Diluted earnings per common share	$0.70	$0.65	$0.62	$1.35	$1.10
Gain on former bank premises and equipment, net of tax	—	—	—	—	—
Loss (Gain) on sale of securities, net of tax	—	—	—	—	—
Gain on extinguishment of debt, net of tax	—	(0.02)	—	(0.02)	—
Gain on branch sale, net of tax	(0.09)	—		(0.09)
Acquisition-related expenses (2), net of tax	0.02	0.02	0.02	0.04	0.04
Core conversion expenses,net of tax	0.03	—	—	0.03	—
Core diluted earnings per common share	$0.66	$0.65	$0.64	$1.31	$1.14

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Pre-tax, Pre-provision Diluted Earnings per Common Share	$1.02	$0.97	$0.91	$2.00	$1.63
Gain on former bank premises and equipment	—	(0.01)	—	(0.01)	—
Loss (gain) on sale of securities	—	—	—	—	—
Gain on extinguishment of debt	—	(0.02)	—	(0.02)	—
Gain on branch sale	(0.11)	—		(0.11)
Acquisition-related expenses (2)	0.02	0.02	0.02	0.04	0.04
Core conversion expenses	0.03	0.01	—	0.04	—
Core pre-tax, pre-provision diluted earnings per common share	$0.96	$0.97	$0.93	$1.94	$1.67

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2025 and 2024. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.
(3) CECL non-purchased credit deteriorated (PCD) provision/unfunded commitment expense attributable to Oakwood

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024

Total Shareholders' (Common) Equity:
Total shareholders' equity	$848,440	$826,312	$664,530
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	776,510	754,382	592,600
Goodwill	(121,146)	(121,691)	(91,527)
Core deposit and customer intangible	(15,775)	(16,538)	(10,849)
Total tangible common equity	$639,589	$616,153	$490,224

Total Assets:
Total assets	$7,948,294	$7,784,728	$6,703,889
Goodwill	(121,146)	(121,691)	(91,527)
Core deposit and customer intangible	(15,775)	(16,538)	(10,849)
Total tangible assets	$7,811,373	$7,646,499	$6,601,513

Common shares outstanding	29,602,970	29,572,297	25,502,175

Book value per common share	$26.23	$25.51	$23.24
Tangible book value per common share	$21.61	$20.84	$19.22
Common equity to total assets	9.77%	9.69%	8.84%
Tangible common equity to tangible assets	8.19%	8.06%	7.43%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Total Quarterly Average Assets	$7,791,372	$7,750,982	$6,711,173	$7,771,289	$6,689,350
Total Quarterly Average Common Equity	$765,884	$742,930	$583,184	$754,470	$580,414

Net Income Available to Common Shareholders:
Net income available to common shareholders	$20,753	$19,193	$15,856	$39,946	$28,076
CECL Oakwood impact (3), net of tax	—	—	—	—	—
Gain on former bank premises and equipment, net of tax	—	(122)	—	(122)	(39)
Loss (gain) on sale of securities, net of tax	37	1	—	38	1
Gain on extinguishment of debt, net of tax	—	(497)	—	(497)	—
Acquisition-related expenses, net of tax	467	—	—	467	—
Gain on branch sale, net of tax	(2,527)	536	417	(2,527)	1,043
Core conversion expenses, net of tax	795	170	—	965	—
Core net income available to common shareholders	$19,525	$19,281	$16,273	$38,806	$29,081

Return to common shareholders on average assets (annualized) (2)	1.07%	1.00%	0.95%	1.04%	0.84%
Core return on average assets (annualized) (2)	1.01%	1.01%	0.98%	1.01%	0.87%
Return to common shareholders on average common equity (annualized) (2)	10.87%	10.48%	10.94%	10.68%	9.73%
Core return on average common equity (annualized) (2)	10.23%	10.53%	11.22%	10.37%	10.08%

Interest Income:
Interest income	$114,850	$113,693	$99,870	$228,543	$195,881
Core interest income	114,850	113,693	99,870	228,543	195,881
Interest Expense:
Interest expense	47,808	47,710	45,861	95,518	90,341
Core interest expense	47,808	47,710	45,861	95,518	90,341
Other Income:
Other income	14,415	13,226	12,176	27,641	21,562
Gain on former bank premises and equipment	—	(155)	—	(155)	(50)
Loss (Gain) on sale of securities	47	1	—	48	1
Gain on extinguishment of debt	—	(630)	—	(630)	—
Gain on branch sale	(3,360)			(3,360)
Core other income	11,102	12,442	12,176	23,544	21,513
Other Expense:
Other expense	51,206	50,578	43,110	101,784	85,632

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Acquisition-related expenses	(570)	(679)	(419)	(1,249)	(1,134)
Core conversion expenses	(1,008)	(216)	—	(1,224)	—
Core other expense	$49,628	$49,683	$42,691	$99,311	$84,498

Efficiency Ratio:
Other expense (a)	$51,206	$50,578	$43,110	$101,784	$85,632
Core other expense (c)	$49,628	$49,683	$42,691	$99,311	$84,498
Net interest and other income (1) (b)	$81,505	$79,210	$66,185	$160,714	$127,103
Core net interest and other income (1) (d)	$78,144	$78,425	$66,185	$156,569	$127,053
Efficiency ratio (a/b)	62.83%	63.85%	65.14%	63.33%	67.37%
Core efficiency ratio (c/d)	63.51%	63.35%	64.50%	63.43%	66.51%

Total Average Interest-Earnings Assets	$7,299,899	$7,263,399	$6,291,616	$7,281,750	$6,268,873

Net Interest Income:
Net interest income	$67,042	$65,983	$54,009	$133,025	$105,540
Loan discount accretion	$(767)	$(793)	$(1,695)	$(1,560)	$(2,480)
Net interest income excluding loan discount accretion	$66,275	$65,190	$52,314	$131,465	$103,060

Net interest margin (2)	3.68%	3.68%	3.45%	3.68%	3.39%
Net interest margin excluding loan discount accretion (2)	3.64%	3.64%	3.34%	3.64%	3.31%
Net interest spread (2)	2.88%	2.91%	2.47%	2.90%	2.42%
Net interest spread excluding loan discount accretion (2)	2.84%	2.86%	2.37%	2.85%	2.34%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.
(3) CECL non-PCD provision/unfunded commitment expense attributable to Oakwood

b1BANK.com